Exhibit 10.1
SUBSCRIPTION AGREEMENT
Biodel Inc.
100 Saw Mill Road
Danbury, CT 06810
Gentlemen:
     The undersigned (the “Investor”) hereby confirms its agreement with Biodel Inc., a Delaware corporation (the “Company”), as follows:
     1. This Subscription Agreement, including the Terms and Conditions for Purchase of Units attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.
     2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of 2,398,200 units (the “Units”), with each Unit consisting of (i) one share (the “Share,” collectively, the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), and (ii) one warrant (the “Warrant,” collectively, the “Warrants”) to purchase one share of Common Stock (and the fractional amount being the “Warrant Ratio”), in substantially the form attached hereto as Exhibit B, for a purchase price of $3.93 per Unit (the “Purchase Price”). Units will not be issued or certificated. The Shares and Warrants are immediately separable and will be issued separately. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Securities”).
     3. The offering and sale of the Units (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3, No. 333-153167 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed, if required, with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Units, the terms of the Offering and the Company, and (c) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Units and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).
     4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate purchase price set forth below. The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the Placement Agent (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount.
     5. The manner of settlement of the Shares included in the Units purchased by the Investor shall be as follows:
Delivery versus payment (“DVP”) through the Depository Trust Company (“DTC”) (i.e., on the Closing Date, the Company shall instruct Continental Stock Transfer & Trust Company, its “Transfer Agent”, to issue the Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor through DTC at the Closing directly to the account(s) at the Placement Agent identified by the Investor; upon receipt of such Shares, the Placement Agent shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by the Placement Agent by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:
(I)	NOTIFY THE PLACEMENT AGENT OF THE ACCOUNT OR ACCOUNTS AT THE PLACEMENT AGENT TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)	CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT THE PLACEMENT AGENT TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR.
IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE UNITS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES AND WARRANTS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.
     6. The executed Warrant shall be delivered in accordance with the terms thereof.
     7. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Units, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
     8. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated February 3, 2010, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.
     9. No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company. The Investor understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this subscription for Units, in whole or in part.
     10. The Company acknowledges that the only material, non-public information relating to the Company it has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.
REMAINDER OF PAGE LEFT BLANK

Number of Units:
Purchase Price Per Unit: $
Aggregate Purchase Price: $
     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: August 24, 2010

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted
this 24th day of August, 2010:
BIODEL INC.

By:
Title:

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF UNITS
     1. Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units.
     2. Agreement to Sell and Purchase the Units; Placement Agent.
          2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.
          2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Units to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements”).
          2.3 Investor acknowledges that the Company has agreed to pay Wedbush Securities Inc., William Blair & Company, L.L.C. and Leerink Swann LLC (collectively, the “Placement Agents”) a fee (the “Placement Fee”) in respect of the sale of Units to the Investors.
          2.4 The Company has entered into a Placement Agent Agreement, dated August 24, 2010 (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.
     3. Closing and Delivery of the Shares, Warrants and Funds.
     3.1 Closing. The completion of the purchase and sale of the Units (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investor will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Shares set forth on the signature page by the Warrant Ratio and rounding down to the nearest whole number and (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.
          3.2 Conditions to the Obligations of the Parties.
               (a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.
               (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agent shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Placement Agent in its sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agent Agreement may be terminated for any other reason permitted by such Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 15 below.
          3.3 Delivery of Funds.
               (a) Delivery Versus Payment through The Depository Trust Company. The Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at the Placement Agent to be credited with the Units being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Units being purchased by the Investor.
          3.4 Delivery of Shares.
               (a) Delivery Versus Payment through The Depository Trust Company. The Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify the Placement Agent of the account or accounts at the Placement Agent to be credited with the Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account(s) at the Placement Agent identified by Investor and simultaneously therewith payment shall be made by the Placement Agent by wire transfer to the Company.
     4. Representations, Warranties and Covenants of the Investor.
     The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:
          4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.
          4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Base Prospectus, the Prospectus Supplement or any free writing prospectus.
          4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).
          4.4 The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units. The Investor also understands that there is no established public trading market for the Warrants being offered in the Offering, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited.
          4.5 Since the date on which the Placement Agent first contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales involving the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales involving the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
     5. Covenants.
          5.1 Company Lock-up. Subject to Section 5.2, from the date hereof until the expiration of ninety (90) days from the date hereof, the Company will not, without the consent of the Investor, (i) file any registration statement (other than a registration statement on Form S-8) with the Commission with respect to any equity securities of the Company, (ii) amend, modify or change the terms of any warrants to acquire Common Stock outstanding on the date hereof, or (iii) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Convertible Securities (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).
          5.2 Excluded Securities Transactions. Notwithstanding the foregoing, Section 5.1 shall not apply in respect of the issuance of (A) awards to directors, officers, consultants or employees of the Company in their capacity as such pursuant to an Approved Share Plan (as defined below), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such awards) after the date hereof pursuant to this clause (A) do not, in the aggregate, exceed more than 25% of the Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such awards is not lowered, none of such awards are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Investors; (B) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than awards issued pursuant to an Approved Share Plan that are covered by clause (A) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than awards issued pursuant to an Approved Share Plan that are covered by clause (A) above) is not lowered, none of such Convertible Securities (other than awards issued pursuant to an Approved Share Plan that are covered by clause (A) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than awards issued pursuant to an Approved Share Plan that are covered by clause (A) above) are otherwise materially changed in any manner that adversely affects any of the Investors; (C) the Warrant Shares issuable upon exercise of any Warrant, provided that the exercise price of such Warrant is not lowered (other than in accordance with its terms), such Warrant is not amended to increase the number of shares issuable thereunder and none of the terms or conditions of such Warrant are otherwise materially changed in any manner that adversely affects any of the Investors (other than the holder of such Warrant); and (D) shares of Common Stock issued in connection with any strategic transaction that includes a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements), but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or issued to a person or entity whose primary business is investing in securities; provided that any such shares of Common Stock and securities issued pursuant to this clause (D) during the 90-day restricted period described in Section 5.1 above shall be subject to the restrictions described above for the remainder of such restricted period (each of the foregoing in clauses (A) through (D), collectively the “Excluded Securities”). “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and other Common Stock-based awards may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.
          5.3 Variable Securities. Until none of the Warrants are outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Investor shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.
     6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and Warrants being purchased and the payment therefor.
     7. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:
(a)	if to the Company, to:

Biodel Inc. 100 Saw Mill Road Danbury, CT 06810 Attn: President and Chief Executive Officer Facsimile: (203) 796-5001

(b)	with copies to:
Wilmer Cutler Pickering Hale and Dorr LLP 399 Park Avenue New York, NY 10022 Attention: Stuart R. Nayman, Esq. Facsimile: (212) 230-8888

(c)	if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
     8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
     9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.
     10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
     11. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.
     12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).
     13. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Units to such Investor.
     14. Press Release. The Company and the Investor agree that the Company shall, prior to the opening of the financial markets in New York City on the business day immediately after the date hereof, (a) issue a press release announcing the Offering and disclosing all material information regarding the Offering and (b) file a Current Report on Form 8-K with the Securities and Exchange Commission including a form of this Agreement and a form of Warrant as exhibits thereto.
     15. Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Exhibit A
BIODEL INC.
INVESTOR QUESTIONNAIRE
     Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares: